Exhibit 10.3

PROMISSORY NOTE

$2,300,000	February 1, 2026

FOR VALUE RECEIVED pursuant to that certain Stock Purchase Agreement, dated February 1, 2026, between Borrower and Noteholder (the “Stock Purchase Agreement”), ETTS AI Investment LLC, a Nevada limited liability company (the “Borrower” or “ETTS”), hereby unconditionally promises to pay to the order of iPower Inc. (the “Noteholder” or “IPW”) the principal amount of TWO MILLION THREE HUNDRED THOUSAND DOLLARS ($2,300,000) (the “Loan”), together with all accrued interest thereon, as provided in this Promissory Note (this “Note”).

1. Payment Dates.

(a) Payment Dates. The principal and interest of the Loan shall be payable in no more than 84 months, with the entirety of the $2.3 million Loan to become due on February 1, 2033 (the “Term”).

(b) Prepayment. The Borrower may prepay the Loan in whole or in part at any time or from time to time without penalty or premium by paying the principal amount to be prepaid together with accrued interest thereon to the date of the prepayment. Further, during the Term, payment may periodically be credited against the Note in accordance with Purchase Orders paid for by Borrower in accordance with a separate Supply and Distribution Agreement between IPW, Global Product Marketing, Inc. and ETTS.

(c) No Reborrowing. Principal amounts repaid or prepaid may not be reborrowed.

2. Interest.

(a)Interest Rate. Except as provided in Section 2(c), the principal amount outstanding under this Note from time to time shall bear interest at a rate of 0.00% per annum (the “Interest Rate”).

(b) Interest Payment Dates. Interest shall be payable monthly in arrears on each Payment Date.

(c)Default Interest. If any amount payable hereunder is not paid when due (without regard to any applicable grace period), whether at stated maturity, by acceleration, or otherwise, such overdue amount shall bear interest at a rate of 5.00% per annum until such time as the late payment plus accrued interest is paid (the “Default Rate”).

(d)Computation of Interest. All computations of interest hereunder shall be made on the basis of a year of 365/366 days, as the case may be, and the actual number of days elapsed. Interest shall begin to accrue on the Loan on the date of this Note. For any portion of the Loan that is repaid, interest shall not accrue on the date on which such payment is made.

(e)Interest Rate Limitation. If at any time the Interest Rate payable on the Loan shall exceed the maximum rate of interest permitted under applicable law, such Interest Rate shall be reduced automatically to the maximum rate permitted.

3. Payment Mechanics.

(a) Manner of Payment. All payments of principal and interest shall be made in US dollars no later than 5:00 PM MT on each Payment Date. Such payments shall be made by cashier’s check, certified check, or wire transfer of immediately available funds to the Noteholder’s account at a bank specified by the Noteholder in writing to the Borrower from time to time.

(b) Application of Payments. All payments shall be applied, first, to accrued interest, and second, to principal outstanding under this Note.

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(c)Business Day. Whenever any payment hereunder is due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day, and interest shall be calculated to include such extension. “Business Day” means a day other than Saturday, Sunday, or other day on which commercial banks in Salt Lake City, Utah are authorized or required by law to close.

4. Representations and Warranties. The Borrower represents and warrants to the Noteholder as follows:

(a)Compliance with Law. The Borrower is in compliance with all laws, statutes, ordinances, rules, and regulations applicable to or binding on the Borrower, its property, and business.

(b)Power and Authority. The Borrower has the requisite power and authority to execute, deliver, and perform its obligations under this Note.

(c)Authorization; Execution and Delivery. The execution and delivery of this Note by the Borrower and the performance of its obligations hereunder have been duly authorized by all necessary corporate action in accordance with applicable law. The Borrower has duly executed and delivered this Note.

5. Events of Default. The occurrence and continuance of any of the following shall constitute an “Event of Default” hereunder:

(a)Failure to Pay. The Borrower fails to pay (i) any principal amount of the Loan within thirty (30) days after the date such amount is due; (ii) any interest on the Loan within thirty (30) days after the date such amount is due; or (iii) any other amount due hereunder within thirty (30) days after such amount is due.

(b)Breach of Representations and Warranties. Any representation or warranty made by the Borrower to the Noteholder herein contains an untrue statement of a material fact as of the date made ; provided, however, no Event of Default shall be deemed to have occurred pursuant to this Section 5(b) if, within thirty (30) days of the date on which the Borrower receives notice (from any source) of such untrue statement, Borrower shall have addressed the adverse effects of such untrue statement to the reasonable satisfaction of the Noteholder.

(c)Bankruptcy; Insolvency.

(i)The Borrower institutes a voluntary case seeking relief under any law relating to bankruptcy, insolvency, reorganization, or other relief for debtors.

(ii) An involuntary case is commenced seeking the liquidation or reorganization of the Borrower under any law relating to bankruptcy or insolvency, and such case is not dismissed or vacated within sixty (60) days of its filing.

(iii) The Borrower makes a general assignment for the benefit of its creditors.

(iv) The Borrower is unable, or admits in writing its inability, to pay its debts as they become due.

(v)A case is commenced against the Borrower or its assets seeking attachment, execution, or similar process against all or a substantial part of its assets, and such case is not dismissed or vacated within sixty (60) days of its filing.

(d)Failure to Give Notice. The Borrower fails to give notice of an Event of Default under Section 6.

6. Notice of Event of Default. As soon as possible after it becomes aware that an Event of Default has occurred, and in any event within five (5) Business Days, the Borrower shall notify the Noteholder in writing of the nature and extent of such Event of Default and the action, if any, it has taken or proposes to take with respect to such Event of Default.

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7. Remedies. Upon the occurrence and during the continuance of an Event of Default, the Noteholder may, at its option, by written notice to the Borrower declare the outstanding principal amount of the Loan, accrued and unpaid interest thereon, and all other amounts payable hereunder immediately due and payable; provided, however, if an Event of Default described in Section 5(c)(i), 5(c)(iii), or 5(c)(iv) shall occur, the outstanding principal amount, accrued and unpaid interest, and all other amounts payable hereunder shall become immediately due and payable without notice, declaration, or other act on the part of the Noteholder. Additionally, Borrower acknowledges that, upon the occurrence of an Event of Default, Noteholder’s recourse may include the reversion of the shares that were purchased by Borrower from Noteholder pursuant to the Stock Purchase Agreement back to Noteholder.

8.CHANGE OF CONTROL. Upon any Change of Control of IPW (meaning an acquisition of more than 50% of IPW voting power or a sale of all or substantially all of IPW’s assets), this Note shall be automatically become void and of no further force or effect, and no further amounts shall be due or payable by any party under the Note as of the closing of such Change of Control.

9. Notices. Any and all notices required or permitted to be given to a party pursuant to the provisions of this Note will be in writing and will be effective and deemed to provide such party sufficient notice under this Note on the earliest of the following: (a) at the time of personal delivery, if delivery is in person, (b) on the date sent by email of a PDF document if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient, (c) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States, or (d) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries. A “business day” shall be a day, other than Saturday or Sunday, when the banks in Salt Lake City, Utah are open for business. Notices hereunder shall be sent to the following addresses, or to such other address as such party may specify in writing from time to time:

(a) If to the Borrower:

ETTS AI Investment LLC
Email: ettsaiinvestment@gmail.com

(b) If to the Noteholder:

iPower Inc.

Attention: Chenlong Tan.
8798 9th Street
Rancho Cucamonga, CA 91730
E-mail: law.t@meetipower.com

10. Dispute Resolution AND VENUE. Any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be determined by arbitration in the State of California, Orange County, before one arbitrator. The arbitration shall be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures and in accordance with the Expedited Procedures in those Rules. Judgment on the Award may be entered in any court having jurisdiction. This clause shall not preclude parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction.

11. Successors and Assigns. This Note may be assigned or transferred by the Noteholder to any individual, corporation, company, limited liability company, trust, joint venture, association, partnership, unincorporated organization, governmental authority, or other entity.

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12. Integration. This Note, the Stock Purchase Agreement, and that certain Stock Pledge Agreement constitutes the entire contract between the Borrower and the Noteholder with respect to the subject matter hereof and supersedes all previous agreements and understandings, oral or written, with respect thereto.

13. Amendments and Waivers. No term of this Note may be waived, modified, or amended, except by an instrument in writing signed by the Borrower and the Noteholder. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

14. No Waiver; Cumulative Remedies. No failure by the Noteholder to exercise and no delay in exercising any right, remedy, or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, or power. The rights, remedies, and powers herein provided are cumulative and not exclusive of any other rights, remedies, or powers provided by law.

15. Severability. If any term or provision of this Note is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Note or render such term or provision invalid or unenforceable in any other jurisdiction.

16. Counterparts. This Note and any amendments, waivers, consents, or supplements hereto may be executed in counterparts, each of which shall constitute an original, but all of which taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Note by facsimile or in electronic (“pdf” or “tif” or any other electronic means that reproduces an image of the actual executed signature page) format shall be as effective as delivery of a manually executed counterpart of this Note.

17. Electronic Execution. The words “execution,” “signed,” “signature,” and words of similar import in this Note shall be deemed to include electronic and digital signatures and the keeping of records in electronic form, each of which shall be of the same effect, validity, and enforceability as manually executed signatures and paper-based recordkeeping systems, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act (15 U.S.C. §§ 7001-7031), the Uniform Electronic Transactions Act (UETA), or any state law based on the UETA, including the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301 to 309).

[signature page follows]

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IN WITNESS WHEREOF, the Borrower and Noteholder have executed this Note as of the date first written above.

BORROWER ETTS AI Investment LLC By: /s/ Stanley Wu Name: Stanley Wu Title: Member

Acknowledged and Accepted by:

NOTEHOLDER

iPower Inc.

By:   /s/ Chenlong Tan

Name: Chenlong Tan

Title: Chief Executive Officer